SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  July 13, 1995
        -------------------------------------------------------------------
                                                          (July 13, 1995)

                       Ames Department Stores, Inc.
                       -----------------------------
          (Exact Name of Registrant As Specified In Its Charter)


                                 Delaware
              ----------------------------------------------
              (State Or Other Jurisdiction Of Incorporation)



           1-5380                                04-2269444
    ------------------------         ---------------------------------
    (Commission File Number)         (IRS Employer Identification No.)



    2418 Main Street; Rocky Hill, Connecticut     06067-0801
    -----------------------------------------     ----------
    (Address Of Principal Executive Offices)      (Zip Code)



                              (203) 257-2000
          -------------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)



                              Not Applicable
       -------------------------------------------------------------
       (Former Name Or Former Address, If Changed Since Last Report)






                          Exhibit Index on Page 4

                     Page 1 of 7 (Including Exhibits)

ITEM 5: OTHER EVENTS


            Beginning on July 13, 1995, the Company will distribute, to certain of its banks and other lenders, principal trade vendors and factors, summaries of its unaudited financial results for the five and twenty-two weeks ended July 1, 1995. These monthly and year-to-date results (collectively, the "monthly results") are attached hereto as Exhibit 20 and are incorporated by reference herein.

            Sales for the five weeks ended July 1, 1995 were $1.1 million above the projections contained in the Form 8-K dated February 16, 1995 (the "Plan"). EBITDA (as defined in Exhibit
        20) for the five weeks was $3.2 million better than Plan and $5.9 million better than last year. The EBITDA improvement over Plan was due to higher-than-planned other income and property gains and lower-than-planned expenses, partially offset by an unfavorable gross margin rate. During June, the company completed the sale of the Clinton, MA distribution center (whose closing was announced in November 1994) and realized a gain of $4.3 million. Store non-payroll, field and home office expenses were below Plan in fiscal June. The gross margin rate was negatively impacted by higher-than-planned markdowns.

            Sales for the twenty-two weeks ended July 1, 1995 were $5.2 million below Plan primarily due to below Plan sales performances in womens and childrens apparel and home goods. The year-to-date EBITDA was $3.6 million better than Plan and $7.8 million better than last year. The EBITDA results for the twenty-two weeks reflected the favorable impact of lower-than-planned expenses and higher-than-planned other income and property gains, partially offset by an unfavorable variance in gross margin dollars. Year-to-date store, advertising and home office expenses were below Plan for the twenty-two weeks. Gross margin was negatively impacted by the below Plan sales performance and a lower-than-planned gross margin rate. The gross margin rate was below Plan because of higher-than-planned markdowns.

            As of July 1, 1995, merchandise inventories were $23.5 million above Plan primarily due to higher-than-planned inventories in apparel and home entertainment. Trade payables were $40.7 million above Plan primarily due to improved payment terms. Outstanding borrowings under the Company's revolving line of credit were $28.0 million below Plan primarily due to the net effect of the above factors.

            The Company is distributing the monthly results to its banks and other lenders, principal trade vendors and factors to facilitate their credit analyses. The summary results SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE and should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 28, 1995, the Company's Form 10-Q for the first fiscal quarter ended April 29, 1995 and the Company's Form 8-K dated February 16, 1995. The monthly results are being reported publicly solely because they are being distributed to a large number of the Company's vendors for purposes of their credit analyses.

            Although the Company has continued to make its monthly results public, the Company does not believe it is obligated to provide such information indefinitely, other than as required by applicable regulations, and the Company may cease making such disclosures and updates at any time. The monthly results were not examined, reviewed or compiled by the Company's independent public accountants. Moreover, the Company does not believe that it is obligated to update the monthly results to reflect subsequent events or developments. The reported monthly results are subject to future adjustments, if any, that could materially affect such results. However, in the opinion of the Company, the monthly results contain all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the periods presented.


ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS

        Exhibit:  20   Unaudited Financial Summary Results for the
                       Five and Twenty-Two Weeks Ended July 1, 1995.

                          INDEX TO EXHIBITS








     EXHIBIT NO.               EXHIBIT                    PAGE NO.
     -----------               -------                    --------


       20          Unaudited Financial Summary Results       6
                   for the Five and Twenty-Two Weeks
                   Ended July 1, 1995.

                              SIGNATURES




       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.














                                      AMES DEPARTMENT STORES, INC.
                                   ----------------------------------
                                             Registrant




Dated: July 12, 1995                  By: /s/ Joseph R. Ettore
                                      ------------------------------
                                          Joseph R. Ettore
                                          President, Director, and
                                          Chief Executive Officer



Dated: July 12, 1995                  By: /s/ John F. Burtelow
                                      ------------------------------
                                          John F. Burtelow
                                          Executive Vice President,
                                          Chief Financial Officer



Dated: July 12, 1995                  By: /s/ William C. Najdecki
                                      ------------------------------
                                          William C. Najdecki
                                          Senior Vice President,
                                          Finance